Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
August 31, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $508 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: September 29, 2006	/s/ ROBERT J. DELLINGER
Robert J. Dellinger
Executive Vice President and Chief Financial Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number
Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	August 31, 2006	August 31, 2006
	(in millions)
Net sales:
General Motors and affiliates	$950	$6,823
Other customers	619	4,632
Intercompany non-Debtor subsidiaries	48	409

Total net sales	1,617	11,864

Operating expenses:
Cost of sales, excluding items listed below	1,617	11,949
U.S. employee special attrition program charges	372	2,461
Selling, general and administrative	83	697
Depreciation and amortization	53	437

Total operating expenses	2,125	15,544

Operating loss	(508)	(3,680)
Interest expense (contractual interest expense was $43 million and $346 million, respectively)	(32)	(243)
Other income (expense), net	—	(3)

Loss before reorganization items, income tax expense, equity income, and cumulative effect of accounting change	(540)	(3,926)
Reorganization items, net	(4)	(29)
Income tax expense	—	(8)
Equity income from non-consolidated subsidiaries, net of tax	2	31
Equity income from non-Debtor subsidiaries, net of tax	9	224
Cumulative effect of accounting change, net of tax	—	3

Net loss	$(533)	$(3,705)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

August 31, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$855
Restricted cash	105
Accounts receivable, net:
General Motors and affiliates	1,448
Other third parties	1,624
Non-Debtor subsidiaries	326
Notes receivable from non-Debtor subsidiaries	359
Inventories, net:
Productive material, work-in-process and supplies	932
Finished goods	315
Prepaid expenses and other	297

Total current assets	6,261

Long-term assets:
Property, net	2,535
Investments in affiliates	375
Investments in non-Debtor subsidiaries	3,468
Goodwill	152
Other intangible assets, net	40
Pension intangible assets	678
Other	336

Total assets	$13,845

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Secured debt in default	$2,492
Accounts payable	1,266
Accounts payable to non-Debtor subsidiaries	316
Accrued liabilities	1,423

Total current liabilities not subject to compromise	5,497

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	758

Total long-term liabilities not subject to compromise	1,008

Liabilities subject to compromise	16,206

Total liabilities	22,711

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,761
Accumulated deficit	(10,134)
Minimum pension liability, Debtors only	(1,452)
Accumulated other comprehensive loss, including minimum pension liability of non-Debtor subsidiaries	5
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(8,866)

Total liabilities and stockholders’ deficit	$13,845

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

Month Ended
August 31, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(533)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53
Pension and other postretirement benefit expenses	123
Equity income from unconsolidated subsidiaries, net of tax	(2)
Equity income from non-Debtor subsidiaries, net of tax	(9)
Reorganization items	4
U.S. employee special attrition program charges	372
Changes in operating assets and liabilities:
Accounts receivable, net	(28)
Inventories, net	51
Prepaid expenses and other	(11)
Accounts payable, accrued and other long-term liabilities	(30)
Pension contributions	(1)
Other postretirement benefit payments	(25)
Receipts (payments) for reorganization items, net	(3)
Other	(1)

Net cash used in operating activities	(40)

Cash flows from investing activities:
Capital expenditures	(14)
Proceeds from sale of property	2
Increase in restricted cash	(31)
Other	10

Net cash used in investing activities	(33)

Cash flows from financing activities:
Repayments under cash overdraft	(4)
Repayments of borrowings under other debt	(1)

Net cash used in financing activities	(5)

Decrease in cash and cash equivalents	(78)
Cash and cash equivalents at beginning of period	933

Cash and cash equivalents at end of period	$855

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
U.S. GAAP. As of August 31, 2006, certain prepaid balances and pre- and postpetition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K and our 2006 Quarterly Reports on Form 10-Q that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Special Attrition Program – On March 22, 2006, Delphi, GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreed on a special attrition program, and on May 5, 2006, the Court entered an order approving the motion with certain modifications. The order was subsequently amended on May 12, 2006. The special attrition program offers, among other things, certain eligible Delphi U.S. hourly employees represented by the UAW normal and early voluntary retirements with a lump sum incentive payment of $35,000, which is being paid by GM. The program also provides a pre-retirement program and transfer to and retirement from GM. On June 9, 2006, Delphi, GM, and the UAW subsequently agreed on a supplemental agreement that will expand the special attrition program to include a pre-retirement program for employees with 26 years of credited service and provide buyout payments which, depending on the amount of seniority or credited service, would range from $40,000 to $140,000. GM has agreed to pay one-half of these buyout amounts. The supplemental agreement was approved by the Court on June 29, 2006 and on July 7, 2006 the Court entered an order approving the motion. Approximately 21,700 U.S. hourly employees represented by the UAW are eligible for buyout payments, with approximately 14,700 of those employees eligible to participate in the retirement and pre-retirement programs. As of August 31, 2006, approximately 13,100 employees had elected to participate in the special attrition program. The application period for eligible employees to elect an option under the supplemental agreement ended September 15, 2006.
     On June 16, 2006, Delphi, GM, and the Industrial Division of the Communication Workers of America, AFL-CIO, CLC (“IUE-CWA”) reached agreement on the terms of a special attrition program which mirrors in all material respects the UAW special attrition program taken together with the UAW supplemental agreement. GM has agreed to pay the incentive payment of $35,000 and to pay one-half of the buyout payments, except for employees at Delphi’s New Brunswick operations, with respect to whom previously agreed upon terms apply. The IUE-CWA special attrition program was approved by the Court on June 29, 2006 and on July 7, 2006, the Court entered an order approving the motion. Approximately 7,500 U.S. hourly employees represented by the IUE-CWA are eligible for buyout payments, with approximately 3,200 of those employees eligible to participate in the retirement and pre-retirement programs. As of August 31, 2006, approximately 6,300 employees had elected to participate in the special attrition program. The application period for eligible employees to elect an option under the special attrition program ended August 9, 2006.
     The Debtors have recorded postemployment wage and benefit charges in “U.S. employee special attrition program charges” of approximately $372 million during August 2006 and $948 million year to date for the pre-retirement and buyout portions of the cost of the special attrition programs for UAW and IUE-CWA-represented hourly employees who had elected to participate in the special attrition program as of August 31, 2006. In addition, the Debtors recorded a net pension and postemployment benefit curtailment charge in “U.S. employee special attrition program charges” of $1.5 billion year to date, primarily due to reductions in anticipated future service as a result of the retirements. The Debtors expect to incur additional pension and postemployment benefit curtailments
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
as additional employees elect to participate in the special attrition program. Due to the complex nature of the calculation of these curtailments, however, they will only be recorded at quarter-end.
     As a result of the special attrition program, the Debtors determined that previously recorded accruals for postemployment benefits, representing the future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire, or otherwise terminate their employment, were no longer necessary and accordingly were released. The Debtors have recorded credits in “Cost of Sales” of approximately $103 million year to date as a result of the release of previously recorded postemployment benefit accruals.
     As discussed above, GM agreed to pay the lump sum incentive payments of $35,000 per eligible employee, and one-half of the buyout payments ranging from $40,000 to $140,000 per eligible employee, depending on the amount of seniority or credited service. Since, however, all of the underlying employee payroll and related data resides in the Debtors’ recordkeeping systems, Delphi in conjunction with GM determined that the most practical and expeditious way to make these payments timely would be for the Debtors to pay their employees directly and invoice GM for reimbursement of the amounts paid.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. On May 22, 2006 the Company elected to pay interest at LIBOR plus 2.75% for a one month period and has continued to elect LIBOR plus 2.75% for a one month period each subsequent monthly period. As of August 31, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $88 million in letters of credit outstanding under the DIP revolving facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	August 31, 2006	August 31, 2006
	(in millions)
Professional fees directly related to reorganization	$(12)	$(88)
Interest income	8	56
Gain on settlement of prepetition liabilities	—	3

Total Reorganization Items	$(4)	$(29)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees for the month ended August 31, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject To Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date was the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

August 31, 2006
(in millions)
Pension obligations	$4,243
Postretirement obligations other than pensions, including amounts payable to GM	7,812
Debt and notes payable	2,459
Accounts payable	861
Other	831

Total Liabilities Subject to Compromise	$16,206

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED AUGUST 31, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$410,949,351	$125,358,397	$30,732,779

Note:	As disclosed in Note 2 “Basis of Presentation – Special Attrition Program,” certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED AUGUST 31, 2006

Payee	Payroll Taxes Paid
Internal Revenue Service	$93,174,210
State of Michigan	3,231,637
City of Flint, MI	159,881
City of Saginaw, MI	131,530
City of Grand Rapids, MI	10,835
City of Detroit, MI	8,029
City of Walker, MI	3,113
City of Pontiac, MI	481
City of Lansing, MI	91
State of Ohio	2,982,989
City of Dayton, OH	315,851
City of Moraine, OH	127,672
City of Kettering, OH	126,621
City of Warren, OH	101,849
City of Columbus, OH	90,285
City of Vandalia, OH	59,297
City of Rita, OH	36,399
Ohio School District	33,611
City of Huron, OH	5,727
City of Hubbard, OH	5,201
City of Elyria, OH	4,834
City of Dublin, OH	2,009
City of Toledo, OH	1,421
City of Lordstown, OH	909
City of Trotwood, OH	908
City of Springfield, OH	755
City of Fairfield, OH	568
City of Mansfield, OH	324
City of Akron, OH	169
City of Canton, OH	109
City of W Carrollton, OH	34
State of New York	2,111,672
State of Indiana	1,953,450
State of New Jersey	777,451
State of Alabama	592,407
City of Gadsden, AL	11,538
State of Wisconsin	550,615
State of Mississippi	232,915
State of Georgia	148,756
State of Oklahoma	109,321
State of California	77,398
State of Pennsylvania	33,103
City of Philadelphia, PA	263
City of Towamencin, PA	36
State of Illinois	30,519
State of Colorado	21,973
City of Denver, CO	630
State of South Carolina	11,275
State of Kansas	9,813
State of Maryland	4,966
State of Missouri	3,203
State of Kentucky	3,096
State of Virginia	2,557
State of North Carolina	2,525
State of Oregon	2,395
State of Arizona	964
State of Louisiana	948
State of Connecticut	761
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED AUGUST 31, 2006

Payee	Payroll Taxes Paid
State of Arizona	$722
State of Minnesota	559
State of Delaware	247
State of Texas	213
Inland Revenue Service (UK)	641,772
Country of Switzerland	6,029

Total	$107,961,441

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED AUGUST 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
Wyoming, Michigan	Personal Property	$1,334,135	$1,334,135
Coopersville, Michigan	Personal Property	458,966	458,966
Adrian, Michigan	Personal Property	382,041	382,041
Troy, Michigan	Personal Property	212,719	212,719
Orange County Tax Collector	Personal Property	139,159	139,159
Dearborn, Michigan	Personal Property	24,332	24,332
Riverside County, California	Personal Property	14,475	14,475
Catawba County, North Carolina	Personal Property	9,505	9,505
Los Angeles County, California	Personal Property	6,057	6,057
Orange County, California	Personal Property	5,484	5,484
Santa Clara County, California	Personal Property	5,311	5,311
Johnston County, North Carolina	Personal Property	4,466	4,466
Detroit, Michigan	Personal Property	3,962	3,962
Wake County, North Carolina	Personal Property	2,086	2,086
San Joaquin County, California	Personal Property	1,857	1,857
Alameda County, California	Personal Property	1,846	1,846
Contra Costa County, California	Personal Property	1,585	1,585
Madison Heights, Michigan	Personal Property	1,365	1,365
Cleveland County, North Carolina	Personal Property	1,364	1,364
Cabarrus County, North Carolina	Personal Property	819	819
Memphis, Tennessee	Personal Property	529	529
Prince Georges County, Maryland	Personal Property	521	521
Stanley County, North Carolina	Personal Property	278	278
San Bernardino County, California	Personal Property	183	183
Ventura County, California	Personal Property	170	170
Warren, Michigan	Personal Property	136	136
Macon County, North Carolina	Personal Property	83	83
Monroe County, Ohio	Personal Property	53	53
Lee County, North Carolina	Personal Property	43	43
Guilford County, North Carolina	Personal Property	13	13
Oak Park, Michigan	Personal Property	9	9
Troy, Michigan	Real Property	783,120	783,120
Wyoming, Michigan	Real Property	452,040	452,040
Coopersville, Michigan	Real Property	164,408	164,408
Adrian, Michigan	Real Property	129,484	129,484
State of Ohio	Use	523,057	523,057
State of Michigan	Use	325,011	325,011
State of Indiana	Use	208,424	208,424
State of New York	Use	126,204	126,204
State of Mississippi	Use	60,419	60,419
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	37,277	37,277
State of New Jersey	Use	36,861	36,861
State of Texas	Use	35,581	35,581
State of Wisconsin	Use	20,059	20,059
State of Georgia	Use	7,380	7,380
Gadsden, Alabama (Payee ALATAX — Tax Trust Account)	Use	4,082	4,082
Etowah County, Alabama (Payee ALATAX — Tax Trust Account)	Use	906	906
Tuscaloosa County, Alabama	Use	900	900
Colorado Dept of Revenue	Use	97	97
Tuscaloosa, Alabama	Use	37	37
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED AUGUST 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
Ohio Treasurer of State	Commercial Activity	$441,396	$441,396
Kentucky Department of Revenue	Income	55,000	55,000
Texas State Comptroller	Income	25,000	25,000
Alabama Department of Revenue	Income	14,000	14,000
New Jersey Division of Taxation	Income	2,500	2,500
State of Ohio	Kilowatt Hour	61,987	61,987
State of Alabama	Seller's Use	38,372	38,372
State of Alabama	Consumer Use	36,312	36,312
Delaware Secretary of State	Franchise	33,000	33,000
Pennsylvania Department of Revenue	Franchise	1,200	1,200
Connecticut Commissioner of Revenue Services	Franchise	200	200
New York State Corporation Tax	Surplus Lines Insurance	4,555	4,555
Wisconsin, State of	Surplus Lines Insurance	1,242	1,242
Oklahoma Insurance Department	Surplus Lines Insurance	—	785
Georgia Insurance Department	Surplus Lines Insurance	332	332
New Jersey Fireman’s Association	Surplus Lines Insurance	153	153
New Jersey Department of Insurance	Surplus Lines Insurance	102	102
Colorado Division of Insurance	Surplus Lines Insurance	98	98
Colorado Dept of Revenue	Sales	3,463	3,463
U.S. Treasury	Heavy Highway Vehicle Use	2,414	2,414
Colorado Dept of Revenue	Utility	196	196
South Carolina Department of Revenue	Sales & Use	61	61

Total		$6,250,482	$6,251,267

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED AUGUST 31, 2006

Debtor Name	Case Number	Amount (4)
Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	3,371,323
Delphi Medical Systems Texas Corporation	05-44511	1,565,525
Delphi Medical Systems Corporation	05-44529	822,403
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	432,678
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,347,521
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	11,367,244
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	11,089,928
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	54,587
Delphi International Services, Inc.	05-44583	6,853,530
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	13,868
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	7,381,154
Delphi Diesel Systems Corporation	05-44612	35,568,076
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	150,851
Delphi Integrated Service Solutions, Inc.	05-44623	288,718
Delphi Connection Systems	05-44624	6,198,950
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	224,876,654
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	224,763,841
Delphi Automotive Systems LLC	05-44640	1,396,414,294
Delphi Furukawa Wiring Systems LLC	05-47452	243,109
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	519,805

(4)	Operating expenses for the month ended August 31, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)